EXHIBIT 99.1

Notes to Footnote 1

Of these shares, 91,989 are held by Bear Stearns Health Innoventures Employee
Fund, L.P., ("BSHI Employee") 116,662 are held by Bear Stearns Health
Innoventures Offshore, L.P. ("BSHI Offshore"), 141,812 are held by Bear Stearns
Health Innoventures, L.P. ("BSHI LP"), 65,910 are held by BSHI Members L.L.C.
("Members") and 563,528 are held by BX, L.P. ("BX" and together with BSHI
Employee, BSHI Offhore, BSHI LP and Members, the "Funds"). Dr. Ryser is a
managing partner of Bear Stearns Innoventures Management, LLC ("Management").
Management is the sole general partner of BSHI LP, BSHI Offshore, BX and BSHI
Employee, and Members co-invests with these funds. Dr. Ryser disclaims beneficial ownership of such shares except to the extent of his proportionate pecuniary interest therein.

Notes to Footnote 3

Dr. Ryser is a managing partner of Management. Management is the sole general partner of BSHI LP, BSHI Offshore, BX and BSHI Employee, and Members co-invests with these funds. Dr. Ryser disclaims beneficial ownership of such shares except to the extent of his proportionate pecuniary interest therein. The following table sets forth the number of shares of Series C Convertible Preferred Stock held directly by the Funds and the number of shares of common stock issuable upon conversion of such shares.

                                                         Shares of Common Stock
                                   Shares of Series C    issuabl upon conversion
                                  Convertible Preferred    of the Series C
                                     Stock held by       Convertible Preferred
 Holder                                Holder                  Stock
 --------------                 ------------------------  ----------------------
Bear Stearns Health Innoventures
 Employee  Fund, L.P.                 465,661                69,603

Bear Stearns Health Innoventures
 Offshore, L.P.                       590,554                88,271

Bear Stearns Health Innoventures,     717,860
 L.P.                                                       107,300

BSHI Members L.L.C.                   333,643                49,870

 BX, L.P.                             2,852,578              426,383

Notes to Footnote 5

Dr. Ryser is a managing partner of Management. Management is the sole general partner of BSHI LP, BSHI Offshore, BX and BSHI Employee, and Members co-invests with these funds. Dr. Ryser disclaims beneficial ownership of such shares except to the extent of his proportionate pecuniary interest therein. The following table sets forth the number of shares of Series C-2 Convertible Preferred Stock held directly by the Funds and the number of shares of common stock issuable upon conversion of such shares.

                                                        Shares of Common Stock
                                   Shares of Series C    issuabl upon conversion
                                  Convertible Preferred    of the Series C-2
                                     Stock held by       Convertible Preferred
 Holder                                Holder                  Stock
 --------------                 ------------------------  ----------------------
Bear Stearns Health Innoventures
 Employee Fund, L.P.                  179,104                22,386

Bear Stearns Health Innoventures
 Offshore, L.P.                       227,140                28,391

Bear Stearns Health Innoventures,
 L.P.                                 276,105                34,512

BSHI Members L.L.C.                   128,327                16,040

 BX, L.P.                             1,097,168              137,145